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EXHIBIT 3.3

                                IMAGENETIX, INC.
                            (A Colorado Corporation)

                              WARRANT CERTIFICATE

WARRANT NUMBER B-_____                             NUMBER OF WARRANTS:_________

            CLASS "B" WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
                     OF THE $.001 PAR VALUE COMMON STOCK OF
                                IMAGENETIX, INC.

     FOR VALUE RECEIVED, Imagenetix, Inc. (the "Company"), a Colorado corporation, hereby certifies that _______________________________, the registered holder hereof, or registered assigns ("Holder") is entitled to purchase subject to the terms and conditions hereinafter set forth at any time beginning ninety days following, and not after five (5) years from, the effective date of the registration statement (the "Registration Statement") filed by the Company pursuant to subsection 5.15 of the Exchange Agreement dated March 23, 1999, by and between the Company, Imagenetix, a California corporation, and the shareholders of such entity, or, if the Registration Statement is not declared effective on or before December 31, 1999, then five
(5) years from December 31, 1999 (the "Expiration Date"), and not thereafter one (1) share of the common stock ("Common Stock") of the Company for each one (1) Warrant exercised, at a price of $3.05 per share of Common Stock (the "Warrant Price"), and receive a certificate(s) for the Common Stock so purchased, upon presentation and surrender to the transfer agent for the Company, with the form or subscription duly executed, and accompanied by payment of the

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purchase price of each share purchased, either in cash or by certified check or bank draft, payable to the order of the Company. Fractional shares of the Company's Common Stock will not be issued upon the exercise of the Warrant. If for any reason the Registration Statement does not become effective on or before December 31, 1999, or if thereafter the Registration Statement, or a subsequent federal registration statement which includes these Warrants, and the underlying shares, does not remain effective during the period in which the Warrants may be exercised, then the Holder may from time to time convert this Warrant, in whole or in part, into the number of shares determined by dividing (a) the aggregate Fair Market Value (determined on the date of exercise) of the shares of the Company's Common Stock issuable upon exercise of this Warrant minus the aggregate Warrant Price of such shares by (b) the Fair Market Value (determined on the date of exercise) of one share. For purposes of this paragraph, "Fair Market Value" shall be the value determined in accordance with the following provisions:

     (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System or SmallCap Market, or is quoted on the OTC Bulletin Board, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through, in order of preference, the Nasdaq National Market System, the SmallCap Market, or the OTC Bulletin Board, or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors of the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on the exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (c) If the Common Stock is at the time neither listed nor admitted to trading on any exchange nor traded on the Nasdaq National Market System or the SmallCap Market, or traded on the OTC Bulletin Board, then such Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL

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REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT
THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

     The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the Company's Common Stock is not registered.

     The number of shares of Common Stock purchasable upon the exercise of this Warrant and the purchase price shall be subject to adjustment from time to time as set forth herein.

     The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that this Warrant shall be exercised, and the Common Stock purchasable upon exercise thereof shall become deliverable.

     The Warrants are not redeemable by the Company.

     This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as many be designated by the registered owner at the time of such surrender.

     The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     The issuance of this Warrant is subject to the following conditions:

     (1) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased in each instance.

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     (2)  If the Company shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

     (3) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is required to be adjusted as provided in the Warrant Agency Agreement, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (4) In case of any reclassification of the outstanding shares of Common Stock, other that a change covered by paragraph (1) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expirations of the respective rights of exercise of the Warrant) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by paragraph (1) above, then such adjustment shall be made pursuant to both paragraph (1) above and this paragraph (4). The provisions of this paragraph (4) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

     (5) In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants not redeemed or expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty
(30) days after such commencement date. Notice of such termination or purchase rights shall be given to the registered Holder of this Warrant as the same shall appear on the books of the Company, by certified or registered mail at least thirty (30) days prior to such termination date.

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     (6)  In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered Holder of this Warrant not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the right of the holders to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on before the date of such closing of the books or such record date.

     (7) If the Company after the date hereof shall take any action affecting the shares of its Common Stock, other than that action described above, which, in the opinion of the Board of Directors of the Company, would materially affect the rights of the Holder of this Warrant or the Warrant Price, the number of shares of Common Stock purchasable on exercise of this Warrant shall be adjusted in each instance and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable under the circumstances.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this _____ day of ________ 1999.

                              Imagenetix, Inc.

                              By President
ATTEST:
Secretary

                                ASSIGNMENT FORM
             (To be executed by the registered Holder to effect a
                        Transfer of the Within Warrant)

For Value Received ____________________ hereby sells, assigns, and transfer unto
________________________________________________________________________________
                 (Please print or typewrite name and address,
                    including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock in accordance with the terms and conditions thereof, and does hereby irrevocable
constitute and appoint                                              attorney
to transfer this Warrant on the books of the Company with full power of substitution.

Date:                                          Signed
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                               SUBSCRIPTION FORM
        (To Be Executed by the Registered Holder to Exercise The Rights
           To Purchase Common Stock Evidenced By The Within Warrant)

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The undersigned hereby irrevocably subscribes for _______________ shares of the Common Stock of International Business Management, Inc., pursuant and in accordance with the terms and conditions of the Warrant and hereby makes payment of $_______________ therefor, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:

Date:                                        Signed
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SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED
NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.